UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2021

Fisker Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38625	82-3100340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1888 Rosecrans Avenue Manhattan Beach, California 90266
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (833) 434-7537

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.00001 per share	FSR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On August 11, 2021, Fisker Inc. (“Fisker”) issued a press release (the “Launch Press Release”), announcing its intention to offer, subject to market conditions and other factors, $600,000,000 aggregate principal amount of its Convertible Senior Notes due 2026 (the “notes”) in a private offering (the “offering”) only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”).

On August 12, 2021, Fisker issued a press release (the “Pricing Press Release”), announcing the pricing of $625,000,000 aggregate principal amount of the notes in a private offering only to persons reasonably believed to be qualified institutional buyers pursuant to Rule144A under the Act, representing an increase of $25,000,000 aggregate principal amount from the previously announced proposed offering size. Fisker also granted the initial purchasers of the notes an option to purchase, within a 13-day period beginning on, and including, the date the notes are first issued, up to an additional $100,000,000 aggregate principal amount of the notes.

In connection with the pricing of the notes, Fisker entered into privately negotiated capped call transactions with one of the initial purchasers of the notes and certain other financial institutions (together, the “option counterparties”).

Fisker intends to allocate an amount equal to the net proceeds from the offering of the notes to finance or refinance, in whole or in part, one or more new or existing “eligible green projects” of Fisker, including PEAR program development, battery pack assembly and potential localization, the furtherance of new model development and technology development. Pending such allocation of net proceeds to eligible green projects, Fisker intends to use the net proceeds from the offering to fund the cost of the capped call transactions described above and for working capital and general corporate purposes. If the initial purchasers exercise their option to purchase additional notes, Fisker intends to use a portion of the additional net proceeds to fund the cost of entering into additional capped call transactions with the option counterparties.

Copies of the Launch Press Release and the Pricing Press Release are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of these securities or any other securities of Fisker and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful. The notes have not been registered under the Act or any state securities laws and may not be offered or sold in the United States absent registration or any applicable exemption from registration under the Act and applicable state securities laws.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Launch Press Release dated August 11, 2021

99.2	Pricing Press Release dated August 12, 2021

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2021	FISKER INC.

	By:	/s/ Geeta Gupta
Dr. Geeta Gupta
Chief Financial Officer and Chief Operating Officer

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